                                 EXHIBIT 23.01

                          CONSOLIDATED PRODUCTS, INC.

                         CONSENT OF ERNST & YOUNG LLP





                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (From S-8 No. 33-63342) pertaining to the Stock Option Plan, (Form S-8 No. 33-63344) pertaining to the Employee Stock Purchase Plan, (Form S-3 No. 33-62359) relating to warrants, (Form S-3 dated July 2, 1996) pertaining to the Common Stock offering and (Form S-8 No. 33-61945) relating to the 1995 Employee Stock Option Plan of our report dated November 26, 1997 (except the Subsequent Event - Stock Split footnote, as to which the date is December 3,
1997), with respect to the consolidated financial statements of Consolidated Products, Inc. included in the Annual Report (Form 10-K) for the year ended September 24, 1997.

                                                 /s/ Ernst & Young LLP

December 18, 1997










                                   50